Exhibit 3.1
BY-LAWS
OF
SELECTIVE INSURANCE GROUP, INC.
EFFECTIVE
NOVEMBER 2, 2022
OFFICES
Section 1. The principal office of Selective Insurance Group, Inc. (the “Company”) shall be located at 40 Wantage Avenue, Branchville, New Jersey, 07890. The Company may also establish and have offices at such other places as the Board of Directors may designate from time to time.
SEAL
Section 2. The Company shall have a seal with the name of the Company, the year of its organization, the words "Corporate Seal" and the state of its incorporation thereon.
MEETINGS OF STOCKHOLDERS
Section 3A. The annual meeting of the stockholders shall be held on a business day at a time the Board of Directors shall affix during the last week in April at the principal office of the Company or at such other time, date, and place in or outside the State of New Jersey as a majority of the Directors may previously designate for the election of Directors and the transaction of such other business properly brought before the meeting. A meeting of the stockholders may be held solely or in part by remote communication means consistent with the New Jersey Business Corporation Act. Notice of the annual meeting shall be given by the Secretary by mail addressed to each stockholder at the address appearing on the Company records not less than ten (10) nor more than sixty (60) days before the meeting. Any stockholder that attends a meeting without objecting to a lack of meeting notice before the meeting’s conclusion shall be deemed to have waived his/her right to notice of the meeting.
Special meetings of the stockholders may be held at the Company’s principal office or at such other place in or outside the State of New Jersey as the Directors may previously designate, whenever called, by any of the affirmative vote of a majority of the whole Board of Directors, the Chief Executive Officer, or the President. Notice of such a special meeting shall identify its purpose and be mailed to each stockholder at the address appearing on the Company’s records not less than ten (10) nor more than sixty (60) days before the meeting. Such notice shall be completely given upon mailing.
The holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting for the election of Directors or the transaction of other business. This paragraph shall apply in determining the presence of a quorum whenever the holders of any class or series are entitled to vote separately on a specified item of business, for the transaction of such specified item of business.
Section 3B. (i) Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3(B)(ii)) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3B(i) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3B(i).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.
To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3B(i) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.
No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3B(i); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3B(i) shall be deemed to preclude discussion by any stockholder of any such business. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 3B(i) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(ii) Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3B(ii) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 3B(ii).
In addition to any other applicable requirements, a stockholder making a nomination must have given timely notice in proper written form to the Secretary of the Company.
To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Company held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. At the request of the Company, any proposed nominee must submit all completed and signed questionnaires the Company requests and requires of the Company’s Directors and any other questionnaire the Company determines is necessary or advisable to assess whether the proposed nominee will satisfy any qualifications or requirements imposed by the Amended and Restated Certificate of Incorporation, these By-Laws, any applicable law, rule, regulation or listing requirement, and any Company policies and guidelines applicable to Directors.
A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3B(ii) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.
No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 3B(ii). If the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 3C. Except as provided in Section 7B of these By-Laws, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.

INSPECTORS OF ELECTION
Section 4. At the annual meeting of the stockholders, two (2) stockholders, not candidates for the office of Director, shall be appointed as inspectors of the election, whose duty it shall be honestly and fairly to conduct such election, and who shall furnish a certificate over their signatures of the result thereof, which certificate shall be presented to and filed by the Secretary.
RIGHTS OF STOCKHOLDERS
Section 5. Every stockholder shall be entitled at any meeting of the stockholders to one (1) vote for each share of stock held by him/her, except as may otherwise be set forth in the Amended and Restated Certificate of Incorporation.
Section 6. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of so closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
Certificates of stock of the Company shall be in such form as the Board of Directors shall from time to time prescribe and shall be signed by the Chairperson of the Board of Directors, the President or a Vice President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board of Directors shall have power to appoint one or more Transfer Agents and/or one (1) or more Registrars for the transfer and/or registration of the certificates of stock and may require that stock certificates shall be countersigned and/or registered by a Transfer Agent and/or Registrar; provided, that when any certificate is signed by a Transfer Agent and registered by a Registrar, if the Board of Directors shall by resolution so provide, the signatures of the officers of the Company who sign such certificate may be facsimiles and the seal of the Company imprinted thereon. The Board of Directors has the authority to issue some or all stock of any class or series of the Company’s capital stock with or without certificates.
Shares of stock of the Company shall be transferable on the books of the Company by the holder of record thereon in person or by duly authorized attorney and upon the surrender of the certificate properly endorsed.
No stockholder shall be personally liable for any of the debts or obligations of the Company or for any assessment on his/her stock.
Stockholders shall have no right to any division of the assets or profits of the Company or to any dividends therefrom, except as the Board of Directors shall from time to time declare.
The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Jersey.

DIRECTORS
Section 7A. The business and affairs of the Company shall be managed by a Board of Directors which shall have and may exercise all of the powers of the Company, except such as are expressly conferred upon the stockholders by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, the Board of Directors shall consist of not less than seven (7) nor more than twenty (20) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors, and if such number is not so fixed, the number shall be twelve (12). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Commencing at the annual meeting of stockholders that is held in calendar year 2010 (the “2010 Annual Meeting”), Directors shall be elected annually for terms of one (1) year, except that any Director in office at the 2010 Annual Meeting whose term does not expire until the annual meeting of stockholders held in calendar year 2011 or calendar year 2012 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such Continuing Classified Director was previously elected and until such Continuing Classified Director’s successor shall have been elected and qualified. Except as otherwise required by law, until the term of a Continuing Classified Director or any other Director expires or otherwise terminates as aforesaid, such Directors may be removed from office by the stockholders of the Corporation only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.
Section 7B. Vacancies, however caused, occurring in the Board of Directors, and newly created directorships resulting from an increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors at any regular or special meeting and such newly appointed Director shall serve a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified.
Section 7C. No person who has attained his/her 72nd birthday shall be eligible for election as a Director.
Section 7D. Members of the Board of Directors shall receive such compensation as the Board of Directors may from time to time direct or determine.
MEETINGS OF THE BOARD OF DIRECTORS
Section 8. Regular meetings of the Board of Directors shall be held at a time and place to be fixed by the Board of Directors.
Any of the Chairperson of the Board of Directors, the Lead Independent Director or the Chief Executive Officer may call a special meeting of the Board of Directors when in his/her opinion the interests of the Company require it. It shall be the duty of the Chief Executive Officer, President or Secretary to call a special meeting of the Board of Directors at the request, in writing, of one-third (1/3) of the Directors then in office; and if the Chief Executive Officer, President, or Secretary fails or refuses to do so one-third (1/3) of the Directors then in office may call a special meeting of the Board of Directors. In the absence of the Chairperson of the Board of Directors, the Lead Independent Director (or his or her designee) shall preside at all meetings of the Board of Directors and shall act as temporary chairperson at, and call to order, all meetings of the stockholders.
At any meeting of the Board of Directors, the participation of the Directors with a majority of the votes of the then-current Board of Directors shall constitute a quorum but a lesser number may adjourn the meeting from time to time until a quorum appears.
Twenty-Four (24) hours notice of the time and place of any meeting of the Board of Directors shall be given to all Directors but business transacted at any meeting at which all Directors are present shall be legal even though no notice of the applicable meeting was given.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting, if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing (including by facsimile, electronic mail or any other electronic means) and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Treasurer of the State of New Jersey, or other equivalent body in a foreign jurisdiction.
EXECUTIVE COMMITTEE
Section 9A. The Board of Directors shall annually at its organizational meeting elect from its members an Executive Committee consisting of the Chairperson of the Board of Directors, the Lead Independent Director and a minimum of three (3) other Directors who shall constitute the Executive Committee, as fixed by the Board of Directors. The Executive Committee shall meet at the call of any of the Chairperson of the Board of Directors, the Lead Independent Director, or any two (2) members of the Executive Committee but business transacted at any meeting at which all Directors comprising the Executive Committee are present (and do not object to the lack of notice prior to the conclusion of the meeting) shall be legal even though no notice of the applicable committee meeting was given. The Executive Committee shall have authority, when the Board of Directors is not in session, to take action upon any matters that may be brought before it, except the Company's investments and except as expressly prohibited by the New Jersey Business Corporation Act as amended, and shall report its proceedings to the Board of Directors at the Board of Director's next meeting. The participation of Executive Committee members with a majority of the votes of the entire Executive Committee shall constitute a quorum thereof.
The Chairperson of the Board of Directors shall be chairperson of the Executive Committee.
The action of (i) a majority of the members of the Executive Committee expressed at meetings or (ii) all of the members of the Executive Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Executive Committee.
FINANCE COMMITTEE
Section 9B. The Board of Directors shall annually elect from its members a chairperson and a minimum of three (3) other Directors, who shall constitute the Finance Committee, as fixed by the Board of Directors. The Finance Committee shall meet on at least twenty-four (24) hours' notice at the call of such chairperson or any two (2) members but business transacted at any meeting at which all Directors comprising the Finance committee are present (and do not object to the lack of notice prior to the conclusion of the meeting) shall be legal even though no notice of the applicable committee meeting was given. The Finance Committee shall have authority to purchase and sell stocks, bonds, notes and other securities, to sell properties acquired in foreclosure suits or in satisfaction of debts, and otherwise to invest and reinvest the funds of the Company. All such purchases, sales, investments and reinvestments must be reported to the Board of Directors at its next meeting. A majority of the Finance Committee shall constitute a quorum thereof.
The action of (i) a majority of the members of the Finance Committee expressed at meetings or (ii) all of the members of the Finance Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Finance Committee.

AUDIT COMMITTEE
Section 9C. The Board of Directors shall annually arrange for an audit of the Company's accounts by a certified public accountant. It shall fix the number of and elect from its members an Audit Committee none of whom shall be an officer of the Company. The Audit Committee shall meet on at least twenty-four (24) hours' notice at the call of such chairperson or any two (2) members but business transacted at any meeting at which all Directors comprising the Audit Committee are present (and do not object to the lack of notice prior to the conclusion of the meeting) shall be legal even though no notice of the applicable committee meeting was given. The Audit Committee shall examine the report of such audit and report to the Board of Directors any matters therein requiring action or consideration. Such Audit Committee or the accountant shall have the right of access at all reasonable times to the accounts, books and vouchers of the Company, and the officers of the Company shall supply such information and explanation as may be necessary for the full performance of their duties.
The action of (i) a majority of the members of the Audit Committee expressed at meetings or (ii) all of the members of the Audit Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Audit Committee.
SALARY AND EMPLOYEE BENEFITS COMMITTEE
Section 9D. The Board of Directors shall annually elect from its members a chairperson and a minimum of three (3) Directors, each of whom shall be an independent director, who shall constitute the Salary and Employee Benefits Committee, as fixed by the Board of Directors. The Salary and Employee Benefits Committee shall meet at least quarterly and more frequently as necessary to carry out its responsibilities. Meetings may be called by the chairperson and/or by the management of the Company. The Salary and Employee Benefits Committee shall oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, and its incentive compensation and equity-based plans. A majority of the Salary and Employee Benefits Committee shall constitute a quorum thereof.
The action of (i) a majority of the members of the Salary and Employee Benefits Committee expressed at meetings or (ii) all of the members of the Salary and Employee Benefits Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Salary and Employee Benefits Committee.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Section 9E. The Board of Directors shall annually elect from its members a chairperson and a minimum of three (3) Directors, each of whom shall be an independent director, who shall constitute the Corporate Governance and Nominating Committee, as fixed by the Board of Directors. The Corporate Governance and Nominating Committee shall meet at least annually and more frequently as necessary to carry out its responsibilities. Meetings may be called by the chairperson and/or by the management of the Company. The Corporate Governance and Nominating Committee shall establish criteria for the selection of directors, identify and recommend to the Board nominees for director in connection with the Company’s annual meeting of the stockholders, advise the Board with respect to the Board composition, procedures and committees, identify and recommend to the Board the members of the Board to serve on the Board’s committees, oversee the evaluation of the Board and oversee the Company’s corporate governance policies and procedures. A majority of the Corporate Governance and Nominating Committee shall constitute a quorum thereof.
The action of (i) a majority of the members of the Corporate Governance and Nominating Committee expressed at meetings or (ii) all of the members of the Corporate Governance and Nominating Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Corporate Governance and Nominating Committee.

OTHER COMMITTEES
Section 10. The Board of Directors shall have the power to create other committees and shall have the power to appoint the members thereof.
NOTICE TO DIRECTORS, OFFICERS AND COMMITTEE MEMBERS
Section 11. Any notice required to be given to any Director, officer or committee member under the provisions of these By-Laws or otherwise shall be duly and sufficiently given if mailed to such Director, officer or committee member at his/her address as the same appears on the stock books of the Company (or, in the case of an officer who is not a stockholder, at his/her address appearing on the payroll records), or if given personally or by telephone, facsimile, electronic mail or other electronic means. Such notice shall be completely given upon mailing, or upon personal or telephonic notification, or upon the sending of a facsimile, electronic mail or other electronic transmission, to such Director, officer or committee member, as the case may be, at his/her address, telephone number, facsimile number, electronic mail address or other electronic transmission, in each case as the same appears on the books of the Company. Any such notice may be waived by any Director, officer or committee member to whom it is required to be given either before or after the meeting or occurrence for which such notice is required. Any Director that attends a meeting of the Board of Directors or a meeting of any committee designated by the Board of Directors without objecting to a lack of notice of the meeting prior to the meeting’s conclusion shall be deemed to have waived his/her right to notice of the meeting.
OFFICERS
Section 12A. The Board of Directors immediately after the annual meeting of the stockholders shall meet and elect or appoint a Chairperson of the Board of Directors, Lead Independent Director, Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer. They may appoint such other officers as the needs of the Company may from time to time require. All officers shall serve for one (1) year, or until the election and qualification of their successors, subject to the power of the Directors to remove any officer at pleasure by a majority vote of the Board of Directors. Any two (2) offices except those of the President and Secretary may be held by the same person. The compensation of the executive officers shall be fixed by the Board of Directors in accordance with any applicable stock exchange listing rules.
Section 12B. Chief Executive Officer. The Chief Executive Officer shall have the powers and duties of management of the Company usually vested in a chief executive officer, including general supervision, direction, and control of the business and supervision of the other officers of the Company, subject only to the authority of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may enter into and execute in the name of the Company contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business that are authorized, either generally or specifically, by the Board of Directors. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws. At a meeting of the Board of Directors during the first quarter of the Company’s fiscal year, the Chief Executive Officer shall submit a complete report of the operations and the business of the Company for the previous fiscal year, together with a statement of the Company's affairs at the close of such year, and shall submit a similar report at each annual meeting of the stockholders. The Chief Executive Officer shall also report to the Board of Directors from time to time all matters coming to his/her notice, relating to the interests of the Company that should be brought to the attention of the Board of Directors.
Section 12C. President. The President shall have the general powers and duties of management of the Company and supervision, direction and control of the business as are authorized either generally or specifically by the Chief Executive Officer, the Board of Directors or these By-Laws. When the offices of President and Chief Executive Officer are not held by the same individual, the President shall report to the Chief Executive Officer. The President may enter into and execute in the name of the Company contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business that are authorized, either generally or specifically, by the Board of Directors. During the absence or disability of the Chief Executive Officer, the President shall have all the powers and functions of the Chief Executive Officer.
Section 12D. During the absence or disability of the President, the Board of Directors shall determine who shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the Chief Executive Officer, President or Board of Directors shall prescribe.
Section 12E. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors, and shall affix the seal of the Company to such papers as may require it. The Secretary shall have charge of the Company's seal, stock certificates and such other books and papers as the Board of Directors may prescribe. The Secretary shall make such reports of the Board of Directors as they may request, and shall prepare and cause to be filed such reports and statements as may be required by law.
Section 12F. Chief Financial Officer. The Chief Financial Officer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers. The Chief Financial Officer shall render to the Chief Executive Officer, the President and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all Company transactions, and of the financial condition of the Company, and shall also make a full report of the financial condition of the Company at each annual meeting of the stockholders.
Section 12G. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks as the Board of Directors may designate, and shall disburse the same under such rules and regulations as may be made by the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 12H. Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and he shall perform such other duties and exercise such other powers as the Board of Directors or the Executive Committee may prescribe.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 13. Indemnification and Insurance
(i) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his/her being or having been a Director or officer of the Company or of any constituent company absorbed by the Company in a consolidation or merger, or by reason of his/her being or having been a director, officer, trustee, employee or agent of any other company (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, except as otherwise provided by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than New Jersey Business Corporation Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his/her heirs, executors, administrators and assigns; provided, however, that, except as provided in Section 13(ii) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Company or as otherwise required by law. The right to indemnification conferred in this subsection shall be a contract right and shall include the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by any indemnitee in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced unless it shall ultimately be determined that such indemnitee is entitled to be indemnified under this subsection or otherwise. The Company may, by action of the Board of Directors, provide for indemnification and advancement of expenses to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Directors and officers.
(ii) Right of Claimant to Bring Suit. If a claim under Section 13(i) is not paid in full by the Company within thirty (30) days after a written request has been received by the Company, the claimant may at any time thereafter apply to a court for an award of indemnification by the Company for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Company any and all expenses incurred or suffered in connection with such proceeding. Except as otherwise provided by law, it shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(iii) Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Section 13 shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.
(iv) Insurance. The Company may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company or another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of such person being or having been such a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person against such expenses and liabilities under the provisions of this Section 13 or otherwise.
GENERAL COUNSEL
Section 14. The Board of Directors shall annually appoint a General Counsel of the Company whose duty it shall be to afford and communicate to the officers, Directors and committees, in writing or otherwise, whenever requested, such counsel, legal advice and information as may be requested to guide them in the discharge and performance of their duties.
FISCAL YEAR
Section 15. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

SIGNATURES
Section 16. All checks issued by the Company shall bear the signatures or facsimile signatures of at least two (2) persons designated by the Board of Directors.
All other notes, drafts, orders for the payment of money and all other documents requiring the signature of an officer or officers of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
BOOKS OF THE COMPANY
Section 17. No stockholders, other than an officer or Director, shall have any right to inspect any account or book or document of the Company except as such right may be conferred by law or authorized by the Board of Directors after evidence satisfactory to the Board of Directors is presented that such inspection is desired for a proper purpose.
AMENDMENTS
Section 18. Notwithstanding any other provision contained in these By-Laws to the contrary, Sections 7A and 7B and this Section 18 of these By-Laws may be altered, amended, supplemented or repealed only by the affirmative vote of 66-2/3% or more of the voting power of all of the shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.
Subject to the foregoing, these By-Laws may be altered, amended, supplemented or repealed and new By-Laws may be adopted by the Board of Directors at any meeting, provided that ten (10) days' notice, in writing has been given to each Director of any proposed alteration, amendment, supplemental repeal or adoption. The affirmative vote of a majority of the whole Board of Directors shall be necessary to accomplish any proposed alteration, amendment, supplement, repeal or adoption. Any By-Law contained in these By-Laws may be altered, amended, supplemented, repealed or adopted without such previous notice by the vote of three-fourths (3/4ths) of the whole Board of Directors.